Exhibit 99.1

Crawford Establishes Global Business Services Center in Manila

ATLANTA (January 22, 2015) – Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced that it has established a Global Business Services Center (the “Center”) in Manila, Philippines. The Center provides a venue for global consolidation of certain business functions, shared services, and currently outsourced processes. The Center will allow Crawford to continue to strengthen its client service, realize additional operational efficiencies, and invest in new capabilities for growth. Initial center operations commenced on September 1, 2014, and additional operations are expected to be phased in through 2018.

The Center is wholly owned and staffed by Crawford and is expected to employ more than 1,000 people when fully operational.

“This move accelerates the Company’s long-standing tradition of efficiency in delivering high quality services to the insurance industry,” said Jeffrey T. Bowman, Crawford president and chief executive officer. “Establishing this center enables Crawford to continuously improve in the areas of service quality, operational efficiency, business growth and cost effectiveness as outlined in our Strategic Plan.”

Operations in the Center are expected to deliver cumulative expense savings of approximately $60 million through 2019 and annual cost savings of approximately $20 million per year thereafter. To achieve these savings, the Company expects to record charges totaling approximately $20 million through 2018. An initial estimated charge of approximately $9 million is expected to be incurred in 2015, which is expected to be partially offset by initial savings in 2015 of approximately $2 million.

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“This new Center is the next step in Crawford’s global business evolution. Consolidating our operations allows us to leverage our collective knowledge and expertise to increase innovation,” added Bowman. “We will enhance our quality and improve efficiencies to benefit our clients, all in addition to the significant financial benefit we expect to realize as a result of this decision.”

About Crawford

Based in Atlanta, Ga., Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to the risk management and insurance industry as well as self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford SolutionSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers compensation claims and medical management, and legal settlement administration. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

This press release contains forward-looking statements, including statements about the total cost savings and charges, and the timing thereof, attributable to Crawford’s Global Business Services Center. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. These include, but are not limited to, the timing to full implementation of operations at the Center, the costs of such implementation and Crawford’s ability to realize the full extent of expected cost and operational savings therefrom. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings, or the benefits expected to be achieved from the Center, to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

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For more information, please contact:

John L’Abate, public relations manager

404.300.1908 (office)

404.226.2931 (cell)

jwlaba@us.crawco.com